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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-161594) of Hospitality Properties Trust and in the related Prospectus of our reports dated February 24, 2010, with respect to the consolidated financial statements and schedule of Hospitality Properties Trust and the effectiveness of internal control over financial reporting of Hospitality Properties Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Boston, Massachusetts February 24, 2010

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm